Exhibit 99.1

TransDigm Group Reports Record Fiscal 2008 Second Quarter Results

Cleveland, Ohio, May 6, 2008/PRNewswire-FirstCall/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fiscal second quarter ended March 29, 2008. Highlights for the second quarter include:

•	Earnings per share up 42.2% to $0.64 from $0.45

•	Net sales up 21.4% to $175.3 million from $144.4 million

•	Net income up 49.5% to $32.2 million from $21.5 million

•	Adjusted earnings per share up 28.3% to $0.68 from $0.53

•	EBITDA As Defined up 18.6% to $81.0 million from $68.3 million

•	Increases fiscal 2008 financial outlook

Net sales for the quarter rose 21.4% to $175.3 million from $144.4 million in the comparable quarter a year ago. Organic net sales growth was approximately 10%. The acquisitions of Aviation Technologies, Inc. and Bruce Aerospace, Inc. accounted for the balance of the sales increase.

Net income for the quarter rose 49.5% to $32.2 million, or $0.64 per share, compared with $21.5 million, or $0.45 per share, in the comparable quarter a year ago. This increase in net income of $10.7 million was primarily due to the continued strength of our proprietary products, our productivity efforts and the integration of recent acquisitions. Also contributing to the increase in net income was the reduction in acquisition-related expenses incurred during fiscal 2008.

Adjusted net income for the quarter increased 33.5% to $33.9 million, or $0.68 per share, from $25.4 million, or $0.53 per share, in the comparable quarter a year ago. Adjusted net income for the current quarter excludes $1.7 million, net of tax, or $0.04 per share, of non-cash compensation costs and acquisition-related expenses. Adjusted net income for the prior-year quarter excluded $3.0 million, net of tax, or $0.06 per share, of acquisition-related costs and $0.9 million, net of tax, or $0.02 per share, of non-cash compensation-related and other expenses.

EBITDA for the quarter increased 24.3% to $78.8 million from $63.4 million for the comparable quarter a year ago. EBITDA As Defined for the quarter also increased 18.6% to $81.0 million from $68.3 million for the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 46.2%.

“We are pleased with the results of our second quarter of fiscal 2008,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “Our organic sales growth of 10% and EBITDA As Defined margin of better than 46% continue to reflect the strength of our proprietary products in the markets we serve. Our 46% EBITDA As Defined margin was achieved in spite of the impact from acquisition dilution and additional 787 development expenses.”

Howley continued, “On March 31, 2008, we announced an agreement to acquire CEF Industries, an aerospace component supplier with annual sales over $30 million, for approximately $83 million in cash. The acquisition is expected to close in the next few days.”

Year-to-Date Results

Net sales for the 26-week period ended March 29, 2008, were $338.4 million, a 26.7% increase over net sales of $267.1 million in the comparable period last year. Approximately two-thirds of this increase was due to recent acquisitions with organic growth contributing the balance of the growth.

Net income for the 26-week period increased 41.3% to $59.1 million, or $1.18 per share, from $41.8 million, or $0.87 per share, in the comparable period a year ago. The increase was primarily due to the growth in net sales described above.

Adjusted net income for the 26-week period increased 33.3% to $63.0 million, or $1.26 per share, from $47.3 million, or $0.99 per share, in the comparable period a year ago. Adjusted net income in the current year-to-date period excludes $1.8 million of acquisition-related costs, net of tax, or $0.04 per share, and $2.1 million of certain non-cash compensation-related expenses, net of tax, or $0.04 per share. Adjusted net income in the prior year-to-date period excluded $3.8 million of acquisition-related costs, net of tax, or $0.08 per share, and $1.7 million of certain non-cash compensation-related and other expenses, net of tax, or $0.04 per share.

Year-to-date EBITDA for the 26-week period increased 29.6% to $152.2 million compared with $117.4 million for the comparable period a year ago. EBITDA As Defined for the period increased 25.9% to $156.8 million from $124.5 million for the comparable period a year ago.

Upward Revision to Fiscal 2008 Outlook

Based upon current market conditions, excluding the impact from the anticipated acquisition of CEF Industries and assuming no further acquisition activity, the Company is raising full year fiscal 2008 guidance as follows:

•	Revenues are anticipated in the range of $700 million to $710 million (previously in the range of $680 million to $700 million);

•	Net income is anticipated in the range of $128.5 million to $131.5 million (previously in the range of $113 million to $118 million);

•	EBITDA As Defined is anticipated in the range of $326 million to $331 million (previously in the range of $312 million to $324 million);

•	Earnings per share are expected to be in the range of $2.56 to $2.62 per share (previously in the range of $2.27 to $2.37 per share) compared with $1.83 in fiscal 2007; and

•	Adjusted earnings per share are expected to be in the range of $2.69 to $2.75 per share (previously in the range of $2.43 to $2.53 per share) compared with $2.10 in fiscal 2007.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income for the periods discussed in this press release.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on May 6, 2008, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 825-3354 and enter the pass code 14057723. International callers should dial (617) 213-8063 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 1:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 91840539. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, mechanical/electro-mechanical actuators and controls, gear pumps, engineered connectors, specialized valving, power conditioning devices, engineered latches and cockpit security devices, specialized AC/DC electric motors, lavatory hardware and components, hold-open rods and locking devices, aircraft audio systems, NiCad batteries/chargers, and specialized fluorescent lighting and cockpit displays.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs, non-cash charges incurred in connection with certain employee benefit plans and certain expenses incurred in connection with our financing activities, including the public equity offerings. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, non-operating items, acquisition-related costs, non-cash charges incurred in connection with certain employee benefit plans and certain expenses incurred in connection with our financing activities, including the public equity offerings. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure a company’s operating performance without regard to items such as interest expense, income tax expense and depreciation and amortization, which can vary substantially from company to company. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. In addition, TransDigm Group’s management and our investors use adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning. Specifically, statements contained under the heading “Upward Revision to Fiscal 2008 Outlook” constitute forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: future terrorist attacks; a decrease in flight hours and our customers’ profitability, both of which are impacted by general economic conditions; our substantial indebtedness; our reliance on certain customers; our fixed price contracts; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; the pricing review to which certain of our divisions and subsidiaries have been subject; failure to complete or successfully integrate acquisitions; future sales of common stock in the market caused by the substantial amount of stock held by affiliates; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Sean Maroney Investor Relations (216) 706-2945 ir@transdigm.com

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

MARCH 29, 2008 AND MARCH 31, 2007

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007
NET SALES	$175,285	$144,438	$338,421	$267,147
COST OF SALES	81,366	69,367	156,410	128,442

GROSS PROFIT	93,919	75,071	182,011	138,705
OPERATING EXPENSES:
Selling and administrative	18,360	14,586	36,232	26,707
Amortization of intangibles	2,783	3,368	6,094	5,010

Total operating expenses	21,143	17,954	42,326	31,717

INCOME FROM OPERATIONS	72,776	57,117	139,685	106,988
INTEREST EXPENSE - Net	24,015	22,603	48,522	40,396

INCOME BEFORE INCOME TAXES	48,761	34,514	91,163	66,592
INCOME TAX PROVISION	16,591	13,000	32,025	24,743

NET INCOME	$32,170	$21,514	$59,138	$41,849

Net Earnings Per Share:
Basic earnings per share	$0.68	$0.48	$1.25	$0.93
Diluted earnings per share	$0.64	$0.45	$1.18	$0.87
Weighted-Average Shares Outstanding:
Basic	47,605	44,972	47,415	44,872
Diluted	50,037	48,000	49,952	47,897

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

MARCH 29, 2008 AND MARCH 31, 2007

(Amounts in thousands)

(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007
Net Income	$32,170	$21,514	$59,138	$41,849
Depreciation and Amortization	6,001	6,235	12,494	10,428
Interest Expense, net	24,015	22,603	48,522	40,396
Income Tax Provision	16,591	13,000	32,025	24,743

EBITDA	78,777	63,352	152,179	117,416
Add: As Defined Adjustments:
Deferred Compensation Costs (1)	561	544	1,081	1,011
Stock Option Expense (2)	1,005	648	2,211	1,449
Acquisition-Related Costs (3)	625	3,416	1,352	4,368
Write Down of PPE Held for Sale (4)	—	302	—	302

Gross Adjustments to EBITDA	2,191	4,910	4,644	7,130

EBITDA As Defined	$80,968	$68,262	$156,823	$124,546

EBITDA As Defined, Margin(5)	46.2%	47.3%	46.3%	46.6%

(1)	Represents the expenses recognized by TransDigm Group under its deferred compensation plans.
(2)	Represents the non-cash compensation expense recognized by TransDigm Group under its stock plans.
(3)

Represents costs incurred to integrate acquired businesses into TransDigm Group's operations, purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold, facility relocation costs and other acquisition-related costs.

(4)	Represents the write-down of certain property to its fair value that was reclassified as held for sale in fiscal 2007.
(5)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED

MARCH 29, 2008 AND MARCH 31, 2007

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007
Net Income	$32,170	$21,514	$59,138	$41,849

Gross Adjustments to EBITDA	2,191	4,910	4,644	7,130
Purchase Accounting Backlog Amortization	418	1,326	1,372	1,549
Tax Adjustment	(872)	(2,351)	(2,112)	(3,229)

Adjusted Net Income	$33,907	$25,399	$63,042	$47,299

Basic Earnings per Share	$0.68	$0.48	$1.25	$0.93
Diluted Earnings per Share	$0.64	$0.45	$1.18	$0.87

Adjusted Basic Earnings per Share	$0.71	$0.56	$1.33	$1.05
Adjusted Diluted Earnings per Share	$0.68	$0.53	$1.26	$0.99

Weighted-Average Shares Outstanding:
Basic	47,605	44,972	47,415	44,872
Diluted	50,037	48,000	49,952	47,897

TRANSDIGM GROUP INCORPORATED

SELECTED BALANCE SHEET DATA

(Amounts in thousands)

(Unaudited)

	March 29, 2008	September 30, 2007
Cash and cash equivalents	$193,987	$105,946
Trade accounts receivable - Net	101,415	100,094
Income taxes receivable	371	4,472
Inventories	128,524	126,763
Accounts payable	24,860	24,753
Accrued liabilities	38,760	42,466
Long-Term Debt	1,357,465	1,357,854